     As filed with the Securities and Exchange Commission on January 9, 1998
                                                       Registration No. 33-64543

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 --------------


                          THE SHERWIN-WILLIAMS COMPANY
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


             Ohio                                       34-0526850
-------------------------------             ------------------------------------
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or Organization)

           101 Prospect Ave., N.W., Cleveland, OH 44115 (216) 566-2000
    ------------------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                  L.E. Stellato
                  Vice President, General Counsel and Secretary
                          The Sherwin-Williams Company
                            101 Prospect Avenue, N.W.
                              Cleveland, Ohio 44115
                                 (216) 566-2000
        ----------------------------------------------------------------
                     (Name, Address, Including Zip Code, and
          Telephone Number, Including Area Code, of Agent For Service)



================================================================================
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                          DEREGISTRATION OF SECURITIES
                          ----------------------------

         The Sherwin-Williams Company (the "Registrant") previously filed Registration Statement No. 33-64543 on Form S-3 (the "Registration Statement") covering up to 385,572 shares (the "Shares") of the Registrant's common stock, $1.00 par value per share, to be offered and sold by certain selling security holders. Pursuant to the undertaking contained in Item 17 of the Registration Statement, the Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration any and all of the Shares which remain unsold at the date of the filing of this Post-Effective Amendment No. 1 to the Registration Statement.

                                    EXHIBITS
                                    --------

         Exhibit No.                Description
         -----------                -----------

         24                         Powers of Attorney (filed herewith).

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-64543 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and State of Ohio, on the 9th day of January, 1998.

                                           THE SHERWIN-WILLIAMS COMPANY



                                           By:  /s/  L.E. Stellato
                                                -----------------------
                                                L.E. Stellato, Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 33-64543 has been signed by the following persons in the capacities and on the date indicated:

Officers and Directors of The Sherwin-Williams Company:

*J.G. BREEN                Chairman of the Board and Chief
----------------------      Executive Officer, Director
 J.G. BREEN                 (Principal Executive Officer)


*T.A. COMMES               President and Chief Operating
----------------------      Officer, Director
 T.A. COMMES

*L.J. PITORAK              Senior Vice President - Finance,
----------------------      Treasurer and Chief Financial
 L.J. PITORAK               Officer (Principal Financial
                            Officer)


*J.L. AULT                 Vice President - Corporate Controller
----------------------      (Principal Accounting Officer)
 J.L. AULT

*J.M. BIGGAR               Director
----------------------
 J.M. BIGGAR

*D.E. EVANS                Director
----------------------
 D.E. EVANS

*R.W. MAHONEY              Director
----------------------
 R.W. MAHONEY

*W.G. MITCHELL             Director
----------------------
 W.G. MITCHELL

*A.M. MIXON, III           Director
----------------------
 A.M. MIXON, III

*H.O. PETRAUSKAS           Director
----------------------
 H.O. PETRAUSKAS



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



*R.K. SMUCKER              Director
----------------------
 R.K. SMUCKER

         *The undersigned, by signing his name hereto, does sign and execute this Registration Statement on behalf of the designated Officers and Directors of The Sherwin-Williams Company pursuant to Powers of Attorney executed on behalf of each of such Officers and Directors which are filed as an Exhibit hereto.

January 9, 1998                      By:    /s/ L. E. Stellato
                                            ------------------
                                            L.E. Stellato, Attorney-in-fact






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



                                  EXHIBIT INDEX
                                  -------------

                  EXHIBIT
                    NO.                     DESCRIPTION
                    ---                     -----------

                    24                      Powers of Attorney (filed herewith).




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